Exhibit 99.1

Avnet Reports Second Quarter 2026 Financial Results

Achieved year-over-year and quarter-over-quarter sales growth across all regions, led by Asia

Exceeded high end of sales and adjusted EPS guidance ranges

Diluted EPS of $0.75 and Adjusted diluted EPS of $1.05

Generated $208 million of cash flow from operations

PHOENIX – January 28, 2026 – Avnet, Inc. (Nasdaq: AVT) today announced results for its second quarter ended December 27, 2025.

“We delivered year-over-year sales growth across all of our Electronic Components regions and Farnell, and both total Company revenue and earnings per share were above our expectations. Sequentially, our adjusted operating income grew two times faster than sales, demonstrating the expected leverage in our business model. Our team’s continued commitment to optimizing inventory and driving operational excellence also enabled us to generate operating cash flow and reduce days of inventory this quarter,” said Avnet Chief Executive Officer Phil Gallagher. “The trends we see are encouraging, and our third quarter outlook implies above-trend seasonal growth and improving margins.”

Fiscal Second Quarter Key Financial Highlights:

●	Sales of $6.3 billion
o	Sixth consecutive quarter of year-over-year sales growth in Asia with record revenues of $3.2 billion in the quarter
o	Third consecutive quarter of year-over-year sales growth at Farnell
o	Second consecutive quarter of year-over-year sales growth in the Americas
o	Return to year-over-year sales growth in EMEA
●	Diluted earnings per share of $0.75
o	Adjusted diluted earnings per share of $1.05
o	Adjusted diluted earnings per share grew nearly four times greater than sales sequentially
●	Operating income margin of 2.3%
o	Adjusted operating income margin of 2.7%
o	Both EC and Farnell operating margins improved sequentially
●	Generated $208 million of cash flow from operations
●	Returned $28 million to shareholders in dividends
●	Reduced inventories by $126 million
o	Reduced days of inventory to 86 days in the quarter
o	Days of inventory in the EC business were below 80 days in the quarter

Key Financial Metrics

($ in millions, except per share data)

Second Quarter Results (GAAP)
	Dec – 25	Dec – 24	Change Y/Y		Sep– 25	Change Q/Q
Sales	$6,319.0	$5,663.4	11.6%		$5,898.6	7.1%
Operating Income	$146.2	$155.3	(5.9)%		$142.0	2.9%
Operating Income Margin	2.3%	2.7%	(43)	bps	2.4%	(10)	bps
Diluted Earnings Per Share	$0.75	$0.99	(24.2)%		$0.61	23.0%
Second Quarter Results (Non-GAAP)(1)
	Dec – 25	Dec – 24	Change Y/Y		Sep– 25	Change Q/Q
Adjusted Operating Income	$171.7	$159.5	7.7%		$150.7	14.0%
Adjusted Operating Income Margin	2.7%	2.8%	(10)	bps	2.6%	17	bps
Adjusted Diluted Earnings Per Share	$1.05	$0.87	20.7%		$0.84	25.0%
Segment and Geographical Mix
	Dec – 25	Dec – 24	Change Y/Y		Sep– 25	Change Q/Q
Electronic Components (EC) Sales	$5,891.9	$5,317.8	10.8%		$5,499.7	7.1%
EC Operating Income Margin	3.2%	3.4%	(25)	bps	2.9%	28	bps
Farnell Sales	$427.1	$345.6	23.6%		$398.9	7.1%
Farnell Operating Income Margin	4.7%	1.0%	367	bps	4.3%	39	bps
Americas Sales	$1,435.3	$1,368.8	4.9%		$1,369.9	4.8%
EMEA Sales	$1,714.0	$1,582.8	8.3%		$1,665.9	2.9%
Asia Sales	$3,169.7	$2,711.8	16.9%		$2,862.8	10.7%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Outlook for the Third Quarter of Fiscal 2026 Ending on March 28, 2026

	Guidance Range	Midpoint
Sales	$6.20B – $6.50B	$6.35B
Adjusted Diluted EPS (1)	$1.20 – $1.30	$1.25

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance implies better-than-typical sequential sales growth of approximately 1% at the midpoint and assumes sales growth in the Americas and EMEA, and a less-than-typical sales decline in Asia driven by the Lunar New Year.

The above guidance also excludes restructuring, integration and other expenses, foreign currency gains and losses, and certain income tax adjustments. The above guidance assumes similar interest expense to the second quarter of fiscal 2026 and an adjusted effective tax rate of between 21% and 25%. The above guidance assumes 83 million average diluted shares outstanding and average currency exchange rates as shown in the table below:

	Q3 Fiscal
	2026	Q2 Fiscal	Q3 Fiscal
	Guidance	2026	2025
Euro to U.S. Dollar	$1.16	$1.16	$1.05
GBP to U.S. Dollar	$1.34	$1.33	$1.26

Today’s Conference Call and Webcast Details

Avnet will host a conference call and webcast today at 8:00 a.m. PT / 11:00 a.m. ET to discuss its financial results, provide a business update and answer questions.

●	Live conference call: 877-407-8112 (domestic) or 201-689-8840 (international)
●	Live webcast along with slides can be accessed via Avnet’s Investor Relations website at https://ir.avnet.com or by accessing the webcast directly at

https://www.veracast.com/webcasts/avt/earnings/AVT2Q26.cfm

●	An audio replay of the webcast will be available after the completion of the call and archived on the website for one year

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations, and business of the Company. You can find many of these statements by looking for words like “believes,” “projected,” “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates,” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2025 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: geopolitical events and military conflicts; pandemics and other health-related crises; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; accounts receivable defaults; risks relating to the Company’s international sales and operations, including risks relating to repatriating cash, foreign currency fluctuations, inflation, duties and taxes, tariffs, sanctions and trade restrictions, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures, and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers, and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crises, warehouse modernization, and relocation efforts; risks related to cyber security attacks, other privacy and security incidents, and information systems failures, including related to current or future implementations, integrations, and upgrades; general economic and business conditions (domestic, foreign, and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity, and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for more than a century. Through regional and specialized businesses around the world, we support customers and suppliers at every stage of the product lifecycle. We help companies adapt to change and accelerate the design and supply stages of product development. With a unique viewpoint from the center of the technology supply chain, Avnet is a trusted partner that solves complex design and supply chain issues so customers can realize revenue faster. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contact

InvestorRelations@Avnet.com

Media Relations Contact

Liam Creighton, 480-643-5027

Liam.Creighton@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
	2025	2024	2025	2024

	(Thousands, except per share data)
Sales	$6,318,955	$5,663,384	$12,217,527	$11,267,536
Cost of sales	5,655,917	5,067,332	10,939,724	10,064,118
Gross profit	663,038	596,052	1,277,803	1,203,418
Selling, general and administrative expenses	491,671	436,931	956,113	875,722
Restructuring, integration, and other expenses	25,171	3,794	33,462	30,145
Operating income	146,196	155,327	288,228	297,551
Other income (expense), net	5,067	(2,645)	(399)	(5,687)
Interest and other financing expenses, net	(61,358)	(62,399)	(121,121)	(126,843)
Income before taxes	89,905	90,283	166,708	165,021
Income tax expense	28,172	3,030	53,230	18,812
Net income	$61,733	$87,253	$113,478	$146,209

Earnings per share:
Basic	$0.76	$1.00	$1.38	$1.67
Diluted	$0.75	$0.99	$1.36	$1.65

Shares used to compute earnings per share:
Basic	81,445	86,846	82,221	87,469
Diluted	82,787	88,327	83,625	88,859
Cash dividends paid per common share	$0.35	$0.33	$0.70	$0.66

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 27,	June 28,
	2025	2025

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$286,547	$192,428
Receivables	5,242,801	4,327,450
Inventories	5,294,505	5,235,485
Prepaid and other current assets	200,393	263,374
Total current assets	11,024,246	10,018,737
Property, plant and equipment, net	662,637	667,247
Goodwill	826,482	837,031
Operating lease assets	216,658	201,896
Other assets	423,152	393,642
Total assets	$13,153,175	$12,118,553

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$463,598	$87,284
Accounts payable	4,343,385	3,487,419
Accrued expenses and other	474,228	497,154
Short-term operating lease liabilities	52,749	56,247
Total current liabilities	5,333,960	4,128,104
Long-term debt	2,474,100	2,574,729
Long-term operating lease liabilities	176,931	159,449
Other liabilities	230,250	244,776
Total liabilities	8,215,241	7,107,058
Shareholders’ equity	4,937,934	5,011,495
Total liabilities and shareholders’ equity	$13,153,175	$12,118,553

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	December 27,	December 28,
	2025	2024

	(Thousands)
Cash flows from operating activities:
Net income	$113,478	$146,209

Non-cash and other reconciling items:
Depreciation and amortization	35,475	36,912
Amortization of operating lease assets	28,691	27,345
Deferred income taxes	(26,027)	(40,713)
Stock-based compensation	25,786	20,986
Other, net	(13,268)	20,958
Changes in (net of effects from businesses acquired and divested):
Receivables	(921,608)	(59,604)
Inventories	(75,860)	162,328
Accounts payable	876,793	312,861
Accrued expenses and other, net	20,198	(183,130)
Net cash flows provided by operating activities	63,658	444,152

Cash flows from financing activities:
Issuance of convertible notes, net of issuance costs	633,750	—
(Repayments) borrowings under accounts receivable securitization, net	(211,300)	84,900
Repayments under senior unsecured credit facility, net	(416,707)	(321,769)
Borrowings (repayments) under bank credit facilities and other debt, net	(5,849)	(70,793)
Borrowings under term loan	264,861	—
Repurchases of common stock	(138,308)	(152,199)
Dividends paid on common stock	(56,932)	(57,420)
Other, net	1,603	4,534
Net cash flows provided by (used for) financing activities	71,118	(512,747)

Cash flows from investing activities:
Purchases of property, plant and equipment	(39,941)	(61,135)
Other, net	416	347
Net cash flows used for investing activities	(39,525)	(60,788)

Effect of currency exchange rate changes on cash and cash equivalents	(1,132)	(9,422)
Cash and cash equivalents:
— increase (decrease)	94,119	(138,805)
— at beginning of period	192,428	310,941
— at end of period	$286,547	$172,136

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted other income (expense), (iii) adjusted income before income taxes, (iv) adjusted income tax expense (benefit), and (v) adjusted diluted earnings per share.

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes sales in constant currency is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income adjusted for restructuring, integration and other expenses, and amortization of acquired intangible assets, is a useful measure to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, and amortization of acquired intangible assets.

Management also believes income tax expense (benefit), net income and diluted earnings per share adjusted for the impact of the items described above, foreign currency gains and losses and certain items impacting income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the effective tax rate based upon the expected long-term adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted earnings per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income divided by sales and the adjusted effective income tax rate, which is defined as adjusted income tax expense divided by adjusted income before income taxes.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

	Fiscal	Quarters Ended
	Year to Date	December 27,	September 27,
	2026*	2025	2025

	($ in thousands, except per share amounts)

GAAP operating income	$288,228	$146,196	$142,032
Restructuring, integration, and other expenses	33,462	25,171	8,291
Amortization of intangible assets	728	364	364
Adjusted operating income	322,418	171,731	150,687

GAAP other income (expense), net	$(399)	$5,067	$(5,466)
Foreign currency loss (gain)	3,544	(2,939)	6,483
Adjusted other income, net	3,145	2,128	1,017

GAAP income before income taxes	$166,708	$89,905	$76,804
Restructuring, integration, and other expenses	33,462	25,171	8,291
Amortization of intangible assets	728	364	364
Foreign currency loss (gain)	3,544	(2,939)	6,483
Adjusted income before income taxes	204,442	112,501	91,942

GAAP income tax expense	$53,230	$28,172	$25,059
Restructuring, integration, and other expenses	9,317	6,865	2,452
Amortization of intangible assets	171	86	85
Foreign currency loss (gain)	444	(1,091)	1,535
Income tax expense items, net	(16,141)	(8,157)	(7,984)
Adjusted income tax expense	47,021	25,875	21,147

GAAP net income	$113,478	$61,733	$51,745
Restructuring, integration, and other expenses (net of tax)	24,145	18,306	5,839
Amortization of intangible assets (net of tax)	557	278	279
Foreign currency loss (gain) (net of tax)	3,100	(1,848)	4,948
Income tax expense items, net	16,141	8,157	7,984
Adjusted net income	157,421	86,626	70,795

GAAP diluted earnings per share	$1.36	$0.75	$0.61
Restructuring, integration, and other expenses (net of tax)	0.29	0.22	0.07
Amortization of intangible assets (net of tax)	0.01	0.00	—
Foreign currency loss (gain) (net of tax)	0.04	(0.02)	0.06
Income tax expense items, net	0.19	0.10	0.10
Adjusted diluted EPS	1.88	1.05	0.84

* May not foot/cross foot due to rounding.

	Fiscal	Quarters Ended
	Year	June 28,	March 29,	December 28,	September 28,
	2025*	2025	2025	2024	2024

	($ in thousands, except per share amounts)
GAAP operating income	$514,254	$73,452	$143,251	$155,327	$142,225
Restructuring, integration, and other expenses	108,316	69,061	9,110	3,794	26,351
Amortization of intangible assets	1,463	364	364	366	368
Adjusted operating income	624,033	142,877	152,725	159,487	168,944

GAAP other expense, net	$(17,283)	$(7,604)	$(3,992)	$(2,645)	$(3,043)
Foreign currency loss	29,631	12,811	6,933	5,104	4,783
Adjusted other income, net	12,348	5,207	2,941	2,459	1,740

GAAP income before income taxes	$250,569	$7,404	$78,144	$90,283	$74,738
Restructuring, integration, and other expenses	108,316	69,061	9,110	3,794	26,351
Amortization of intangible assets	1,463	364	364	366	368
Foreign currency loss	29,631	12,811	6,933	5,104	4,783
Adjusted income before income taxes	389,979	89,640	94,551	99,547	106,240

GAAP income tax expense (benefit)	$10,352	$1,315	$(9,775)	$3,030	$15,782
Restructuring, integration, and other expenses	20,671	10,397	2,475	1,142	6,657
Amortization of intangible assets	345	86	86	86	87
Foreign currency loss	8,800	3,796	1,762	1,630	1,612
Income tax expense items, net	49,527	5,023	27,199	17,007	298
Adjusted income tax expense	89,695	20,617	21,747	22,895	24,436

GAAP net income	$240,217	$6,089	$87,919	$87,253	$58,956
Restructuring, integration, and other expenses (net of tax)	87,645	58,664	6,635	2,652	19,694
Amortization of intangible assets (net of tax)	1,117	278	278	280	281
Foreign currency loss (net of tax)	20,831	9,015	5,171	3,474	3,171
Income tax expense items, net	(49,527)	(5,023)	(27,199)	(17,007)	(298)
Adjusted net income	300,283	69,023	72,804	76,652	81,804

GAAP diluted earnings per share	$2.75	$0.07	$1.01	$0.99	$0.66
Restructuring, integration, and other expenses (net of tax)	1.01	0.69	0.08	0.03	0.22
Amortization of intangible assets (net of tax)	0.01	0.00	0.00	0.00	0.00
Foreign currency loss (net of tax)	0.24	0.11	0.06	0.04	0.04
Income tax expense items, net	(0.57)	(0.06)	(0.31)	(0.19)	(0.00)
Adjusted diluted EPS	3.44	0.81	0.84	0.87	0.92

* May not foot/cross foot due to rounding.

Sales in Constant Currency

The following table presents the percentage change in sales and the percentage change in sales in constant currency for the second quarter and first six months of fiscal year 2026 compared to the second quarter and first six months of fiscal year 2025.

	Quarter Ended				Six Months Ended
	December 27, 2025				December 27, 2025
		Sales		Sales		Sales
		Year-Year %		Sequential %		Year-Year %
	Sales	Change in	Sales	Change in	Sales	Change in
	Year-Year	Constant	Sequential	Constant	Year-Year	Constant
	% Change	Currency	% Change	Currency	% Change	Currency
Avnet	11.6%	9.5%	7.1%	7.5%	8.4%	6.5%
Avnet by region
Americas	4.9%	4.9%	4.8%	4.8%	4.0%	4.0%
EMEA	8.3%	0.6%	2.9%	3.3%	4.0%	(2.6)%
Asia	16.9%	17.0%	10.7%	11.1%	13.4%	13.4%
Avnet by segment
EC	10.8%	8.7%	7.1%	7.4%	7.7%	5.9%
Farnell	23.6%	20.3%	7.1%	7.6%	19.3%	16.4%

Segment Financial Information*

	Quarters Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
	2025	2024	2025	2024

	($ in millions, except margins and sales mix)
Electronic Components
Sales	$5,891.8	$5,317.8	$11,391.5	$10,574.9
Cost of goods sold	$5,343.0	$4,810.0	$10,335.7	$9,550.1
Gross profit	$548.8	$507.8	$1,055.8	$1,024.8
Gross profit margin	9.3%	9.6%	9.3%	9.7%
Operating income	$187.1	$181.6	$346.1	$379.0
Operating income margin	3.2%	3.4%	3.0%	3.6%

Farnell
Sales	$427.1	$345.6	$826.0	$692.7
Cost of goods sold	$312.9	$257.3	$604.0	$514.1
Gross profit	$114.2	$88.2	$222.0	$178.6
Gross profit margin	26.8%	25.5%	26.9%	25.8%
Operating income	$20.0	$3.5	$37.1	$5.3
Operating income margin	4.7%	1.0%	4.5%	0.8%

Total reportable segment operating income	$207.1	$185.1	$383.2	$384.3
Corporate expenses	(35.3)	(25.6)	(60.8)	(55.9)
Restructuring, integration, and other expenses	(25.2)	(3.8)	(33.5)	(30.1)
Amortization of acquired intangible assets	(0.4)	(0.4)	(0.7)	(0.7)
Avnet operating income	$146.2	$155.3	$288.2	$297.6

Sales by geographic area:
Americas	$1,435.3	$1,368.8	$2,805.2	$2,698.7
EMEA	1,714.0	1,582.8	3,379.8	3,250.9
Asia	3,169.7	2,711.8	6,032.5	5,317.9
Avnet sales	$6,319.0	$5,663.4	$12,217.5	$11,267.5

Sales Mix by geographic area:
Americas	22.7%	24.2%	23.0%	23.9%
EMEA	27.1%	27.9%	27.6%	28.9%
Asia	50.2%	47.9%	49.4%	47.2%

* May not foot due to rounding.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the third quarter of fiscal 2026.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$1.20	$1.30
Restructuring, integration, and other expenses (net of tax)	(0.25)	(0.15)
GAAP diluted earnings per share guidance	$0.95	$1.15